Antwerpse Diamantbank NV                                           [LOGO]

Confidential                                    Antwerp, December 14, 2000

                                                LAZARE KAPLAN INTERNATIONAL INC.
                                                529 Fifth Avenue
                                                NEW YORK (NY) 10036
                                                USA

Dear sirs

Referring to our recent conversations we have the pleasure to confirm that our Bank is willing to grant you an uncommitted credit line subject to the modalities and conditions as stipulated here below.

1. Amount
   ------
   An uncommitted credit of a counter value of maximum 10.000.000 US$ (ten million US dollar). However, except for the preliminary and explicit consent of our Bank the utilization within this credit may not exceed the counter value of 400.000.000 BEF (four hundred million Belgian Franc) while drawings will only be permitted in US dollar and Belgian Franc.

2. Utilization forms and modalities
   --------------------------------
   In principle the aforesaid credit is only to be utilized for overdrafts in current accounts. Utilization, other than overdrafts in current accounts (e.g. straight loans, discount, bank guarantees issued by us, forward contracts, ...), as well as utilization not directly connected to your diamond activities, always require a preliminary and explicit consent of our Bank.

3. Interest conditions
   -------------------
   With regard to the overdrafts in current accounts, following interests and provisions will be charged: debit interest: for utilization in BEF : floating base rate BEF-ADB (presently 6,10% per annum) increased with 1,50% per annum; for utilization in US$: floating base rate US$-ADB (presently 7,85% per annum) increased with 1,50 % per annum.
   Base rate-ADB equals the per annum rate of interest announced by the Bank from time to time at its head office in Antwerp.
   Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.
   With regard to possible other utilization (cf. supra) the debit interest and/or commission will be fixed the moment these utilization are authorized. For possible overdrawing of credit facilities (cf. article 6 of our General Credit Granting Conditions) the Bank has the right to increase aforesaid conditions with maximum 0,5 % per annum.

--------------------------------------------------------------------------------
Pelikaanstraat 54         Tel.     :  03/204.72.04        H.R.A.  30908
B-2018 Antwerpen 1        Telefax  :  03/233.90.95        P.R.    000-0018639-15
                          Telex    :  31673 ADIABA B      BTW     BE 404.465.551
                          Swift    :  ADIABE 22
                                                                             p 2

                                                Antwerp, December 14.2000

                                                LAZARE KAPLAN INTERNATIONAL INC.
                                                529 Fifth Avenue
                                                NEW YORK (NY) 10036
                                                USA


4. General Conditions
   ------------------
   The granting of this credit is governed by our General Conditions for Banking Operations(1) and by our General Credit Granting Conditions(2) of which you already received a copy and to which you already explicitly agreed and enclosed addendum dated December 14, 2000. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. We stipulate further that the credit granted by our Bank implies that you will at least once a year provide us with a full insight information in your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our Bank, except as for the stipulations in your letter dated September 8, 1999, regarding the existing credit facilities and except as for possible limitations resulting from point 5 of the "Sixth Amendment and Agreement to Loan Agreement" of November 2000 between Lazare Kaplan Inc., Fleet Bank N.A. and Bank Leumi U.S.A.

   Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances also have to be granted to the Bank in proportion to the credit granted by the latter.

5. Guarantees and Commitments
   --------------------------
   As guarantee for all amounts you are or will be due to our Bank in view of this credit, following guarantees m granted in favor of our Bank:
   - a several and indivisible corporate guarantee of LAZARE KAPLAN EUROPE INC., for the total engagements
   - a several and indivisible corporate guarantee of LAZARE KAPLAN BELGIUM NV, for the total engagements
   - a several and indivisible corporate guarantee of LAZARE KAPLAN GHANA LTD., for the total engagements
   - a several and indivisible corporate guarantee of LAZARE KAPLAN AFRICA INC., for the total engagements
   - a several and indivisible corporate guarantee of LAZARE KAPLAN JAPAN INC., for the total engagements

   Moreover you commit yourself to hand over to us the following information on a regular basis:
   - yearly audited Financial Statements (consolidated figures)
   - quarterly Financial Statements (consolidated figures)
   - monthly a detailed list of outstanding receivables (consolidated figures)
   - monthly overview debit positions other banks (consolidated figures)

   and durably to meet following conditions:
   - unless prior written notice to the Bank, your business offices should be maintained at the present address and your certificate of incorporation and/or by-laws are to remain unchanged
   - ratio of Senior Debt (only bank debt) to Tangible Net Worth at not more than 1.50:1
   - ratio of current assets to current liabilities at not less than 2.50:1 (after correction for Pegasus non-owned assets) and associated liablities)
   - all information given by you to your American bankers related to the observance of the covenants imposed by them is to be given simultaneously to our Bank

   Additional or complementary collateral which we would obtain (cf. art. 15 of our aforesaid General Credit Granting Conditions) will also be registered on a subdivision of your basic number in our books.

-----------------------
(1) Registered in Antwerp 10, five page, no forwarding, part 540 page 8 section 13 on 2nd November 2000.

(2) Registered in Antwerp 10, three page, no forwarding part 535 page 2 section 26 on 11th March 1999.


--------------------------------------------------------------------------------
Pelikaanstraat 54         Tel.     :  03/204.72.04        H.R.A.  30908
B-2018 Antwerpen 1        Telefax  :  03/233.90.95        P.R.    000-0018639-15
                          Telex    :  31673 ADIABA B      BTW     BE 404.465.551
                          Swift    :  ADIABE 22
                                                                             p 3

                                                Antwerp, December 14.2000

                                                LAZARE KAPLAN INTERNATIONAL INC.
                                                529 Fifth Avenue
                                                NEW YORK (NY) 10036
                                                USA

For the sake of good order we remind you that the credit facility described herein is not a committed facility: no commitment fee will be charged, but we may terminate the credit facility at any time and for any reason, even though you may have compiled with all of the terms and conditions enumerated herein.

Unless your agreement, the above-mentioned credit proposal is only valid during two weeks; we therefore kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's seal and handwritten statement "seen and approved".

                                                 Yours faithfully


                                       Yves Mertens           Willy Laeremans
                                       Yves Mertens           Willy Laeremans
                                       Credit Division        Credit Division
                                       Vice President         Senior Vice President

                                                              William H. Moryto
                                                              William H. Moryto
                                                              Vice President & CFO
                                                              Lazare Kaplan International Inc.

                                                              Leon Tempelsman
                                                              Leon Tempelsman
                                                              President
                                                              Lazare Kaplan International Inc.




--------------------------------------------------------------------------------
Pelikaanstraat 54         Tel.     :  03/204.72.04        H.R.A.  30908
B-2018 Antwerpen 1        Telefax  :  03/233.90.95        P.R.    000-0018639-15
                          Telex    :  31673 ADIABA B      BTW     BE 404.465.551
                          Swift    :  ADIABE 22

Antwerpse Diamantbank NV                                           [LOGO]

Confidential                                    Antwerp, 6th March 2001

                                                LAZARE KAPLAN INTERNATIONAL INC.
                                                529 Fifth Avenue
                                                NEW YORK (NY) 10036
                                                USA

       Addendum to our credit confirmation letter dated December 14, 2000
       ------------------------------------------------------------------

Dear sirs,


Please note that as from 31.12.2000 your interest conditions (point 3 of the above-mentioned letter) were modified as follows:

Debit interest : for utilization in BEF : floating base rate BEF-ADB (presently 6,10% per annum) increased with 1.50 % per annum; for utilization in US$:
Libor US$ fixing 3 months + 1,6 % per annum. Credit interest: nihil. All other conditions remain unchanged.

This letter forms part of your most recent credit confirmation letter. Please signify your consent by sending back one copy of this letter, duly signed.

                                                Yours faithfully,


                                       Yves Mertens           Willy Laeremans
                                       Yves Mertens           Willy Laeremans
                                      Credit Division         Credit Division
                                       Vice President       Senior Vice President

                                                            Lazare Kaplan International Inc.

                                                              William H. Moryto
                                                              William H. Moryto
                                                             Vice President & CFO